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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------


                                    FORM 8-K




                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



                                  JULY 21, 1999
                ------------------------------------------------
                Date of Report (Date of earliest event reported)


                            INTEGRATED SYSTEMS, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)




    CALIFORNIA                   0-18268                          94-2658153
-----------------------    ------------------------        --------------------
State of incorporation)    (Commission file number)        (I.R.S. Employer
                                                            Identification No.)



                             201 MOFFETT PARK DRIVE
                           SUNNYVALE, CALIFORNIA 94089
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (408) 542-1960
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

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ITEM 2:  ACQUISITION OR DISPOSITION OF ASSETS

         On July 21, 1999, Integrated Systems, Inc. ("ISI"), acquired Software Development Systems, Inc., a privately held Illinois corporation ("SDS"), pursuant to an Agreement and Plan of Reorganization dated as of July 15, 1999 (the "Merger Agreement") among SDS, certain shareholders of SDS, ISI and ISI Acquisition Corporation, a wholly owned subsidiary of ISI. The acquisition was structured as the merger (the "Merger") of SDS into ISI Acquisition Corporation. Each share of SDS stock outstanding immediately prior to the Merger was converted into the right to receive cash and shares of ISI Common Stock. ISI paid a total Merger consideration of $13,942,947 in cash and 1,430,046 shares of ISI Common Stock. All options to purchase SDS stock became immediately exercisable as a result of the Merger. ISI paid a total of $3,464,191 to the holders of those options in cash and the options were cancelled. In addition, ISI paid $5,513,920 to a creditor of SDS as full settlement of a loan liability. The funds paid to the SDS shareholders, optionholders and creditor were derived from ISI's working capital cash reserves. ISI will account for its acquisition of SDS under the purchase method of accounting.

         SDS is engaged in the business of developing, marketing and supporting embedded software tools. ISI intends to continue to conduct SDS's business following the acquisition. In 1998, SDS had revenue of approximately $16.5 million and net losses of approximately $2.3 million.

         The shares of ISI Common Stock issued to the SDS shareholders in the Merger were not registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance upon the exemptions from registration provided by
Section 4(2) thereof and/or Rule 506 promulgated under Regulation D. ISI and the SDS shareholders have entered into a Registration Rights Agreement, pursuant to which ISI granted the SDS shareholders certain rights for the registration under the 1933 Act of the resale of the shares of ISI Common Stock issued to them in the Merger. Under the terms of the Registration Rights Agreement, ISI agreed to file a shelf registration on Form S-3 pursuant to Rule 415 under the 1933 Act by no later than October 20, 1999, to cover the resale by the SDS shareholders of the shares of ISI Common Stock issued to them in the Merger.

         James E. Challenger, the Chief Executive Officer of SDS, was appointed to the office of Chief Technology Officer of ISI pursuant to a letter agreement dated July 15, 1999. In addition, Mr. Challenger signed a Non-Competition Agreement with ISI in consideration of the payment by ISI of $1.0 million in cash at the closing of the Merger. ISI also agreed to elect Mr. Challenger to a newly created seat on the ISI Board of Directors.

ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         It is impracticable for ISI to currently provide the required financial statements for Software Development Systems, Inc. called for by
Item 7(a). Pursuant to paragraph (a)(4) of


                                      2

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Item 7 of Form 8-K, the financial statements of Software Development Systems,
Inc. required to be filed under paragraph (a) of this Item 7 will be filed as soon as practicable, but not later than required by Item 7 of Form 8-K.

         (b)      PRO FORMA FINANCIAL INFORMATION.

         It is impracticable for ISI to currently provide the pro forma financial information with respect to the acquisition of Software Development Systems, Inc. called for by this Item 7(b). Pursuant to paragraphs (b)(2) and
(a)(4) of Item 7, the pro forma financial statements required to be filed under paragraph (b) of this Item 7 will be filed as soon as practicable, but not later than required by paragraphs (b)(2) and (a)(4) of Item 7 of Form 8-K.

         (c)      EXHIBITS

         The following exhibits are filed herewith:

         2.01 Agreement and Plan of Reorganization dated as of July 15, 1999 by and among ISI, Software Development Systems, Inc., ISI Acquisition Corporation and certain individual shareholders of Software Development Systems, Inc. Pursuant to Item 601(b)(2) of Regulation of S-K, the schedules have been omitted but will be furnished supplementally to the Commission upon request.

         4.01 Registration Rights Agreement dated as of July 15, 1999 by and among ISI and the shareholders of Software Development Systems, Inc.

         10.01 Offer of Employment dated July 15, 1999 from ISI to James E. Challenger.

         10.02 Non-Competition Agreement dated as of July 15, 1999 between ISI and James E. Challenger.


                [REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK.]


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                               INTEGRATED SYSTEMS, INC.

                                               By:     /s/ William C. Smith
                                                   ----------------------------
Date:  August 5, 1999                                   William C. Smith
                                                   Vice President, Finance and
                                                   Chief Financial Officer


                                      4

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                                  EXHIBIT INDEX
                                  -------------


       NUMBER     DESCRIPTION
       ------     -----------
         2.01     Agreement and Plan of Reorganization dated as of July 15, 1999 by and among ISI, Software Development Systems, Inc., ISI
                  Acquisition Corporation and certain individual shareholders of
                  Software Development Systems, Inc. Pursuant to Item 601(b)(2)
                  of Regulation of S-K, the schedules have been omitted but will be furnished supplementally to the Commission upon request.

         4.01 Registration Rights Agreement dated as of July 15, 1999 by and among ISI and the shareholders of Software Development
                  Systems, Inc.

        10.01     Offer of Employment dated July 15, 1999 from ISI to James E.
                  Challenger.

        10.02     Non-Competition Agreement dated as of July 15, 1999 between
                  ISI and James E. Challenger.